OPERATION, MAINTENANCE AND ADMINISTRATION AGREEMENT
              RIDGEWOOD MAINE HYDROELECTRIC PROJECTS


     THIS AGREEMENT, dated November __, 1996, made and entered into by and between Ridgewood Maine Hydro Partners, L.P.
("Owner"), a Delaware limited partnership, and CHI Operations, Inc. ("Operator") and Consolidated Hydro, Inc., ("Parent") each a
Delaware corporation.

                        W I T N E S S E T H

     WHEREAS, Owner owns all the assets of 14 separate hydroelectric facilities located in the State of Maine (the
"Projects") which collectively have a nameplate generating capacity of 11.32 megawatts and which are further described on Schedule A attached hereto; and

     WHEREAS, the electricity generated by the Projects is sold to Central Maine Power Company or Bangor Hydro Company pursuant to certain power purchase agreements (the "Power Purchase
Agreements"); and

     WHEREAS, Operator is in the business of operating, maintaining and administering hydroelectric projects; and

     WHEREAS, the parties mutually desire to enter into this agreement to have Operator operate, maintain and administer the Projects on the terms and conditions herein contained;

     NOW THEREFORE, in consideration of the covenants and commitments herein contained, the parties agree as follows:

                             SECTION 1
                        GENERAL CONDITIONS

     1.1 Owner hereby retains Operator to perform and Operator hereby undertakes to perform the necessary and desirable operations, maintenance and administration services of the Projects, in accordance with the terms of this Agreement.

     1.2 In performing such services, Operator agrees that it shall at all times during the term of this Agreement retain a sufficient number of competent employees who are knowledgeable in the operation, maintenance and administration of hydroelectric generating facilities in order that Operator may fully perform on a timely basis all of the Operator's obligations hereunder.
     1.3 Operator shall perform all services efficiently, skillfully and safely in compliance with the Power Purchase Agreements and all applicable licenses, permits, safety standards and other applicable laws, rules and regulations. Operator recognizes that Owner desires to have the Projects operational at all times when sufficient water is available, except during necessary outages, whether scheduled or unscheduled, and in such a manner as to maximize net cash flow. Operator will use best efforts in performing the services required hereunder to achieve that goal subject to the constraints of the Annual budget as defined in Schedule 3.1(a)(6).

     1.4 In addition to the Power Purchase Agreements, Owner has made available to Operator, and Owner will hereafter promptly furnish to Operator, copies of all applicable federal, state and local licenses, permits, safety standards and other applicable laws, rules and regulations relating to the Projects which are in the possession of the Owner.

     1.5 Owner, Operator and Parent warrant and represent to each other that their entering into this Agreement is not prohibited by or in contravention of any other agreement to which any of them is a party.

     1.6 Notwithstanding any other provisions contained in this Agreement, Owner shall have the right to perform any and all acts required by lawful order of the Federal Energy Regulatory Commission or any successor agency affecting the Projects without the prior consent of Operator. In such regard, Owner shall provide Operator with as much notice as possible, but, except in emergency situations, at least 30 days' written notice of any such required acts.

     1.7  Parent covenants with Owner that Parent will cause
Operator to perform all obligations undertaken by Operator hereunder.

                             SECTION 2
                       TERM AND TERMINATION

     2.1 This Agreement shall be deemed to have commenced on the first day of July, 1996 (the "Commencement Date"), and when used herein, the term "Year" shall mean the 12 calendar month period commencing on July 1, and ending on the succeeding June 30. Subject to the other provisions of this Section set forth below, this Agreement shall:

          (a) extend for a initial term of five Years expiring
          June 30, 2001 (the "Initial Term");

          (b) unless previously terminated in accordance with the terms hereof, upon the expiration of the Initial Term this Agreement shall be automatically extended on the same terms and conditions for an additional term of five Years commencing July 1, 2001 and ending June 30, 2006 (the "Second Term"); and
          (c) unless otherwise previously terminated in accordance with the terms hereof, upon the expiration of the Second Term, this Agreement shall be automatically extended on the same terms and conditions for an additional term of five Years commencing July 1, 2006 and ending on June 30, 2011 (the "Third Term").

     2.2 This Agreement may be terminated by Operator as follows:

          (a) Upon delivery by Operator to Owner of Operator's written notice of termination, at least six calendar months prior to the expiration of the Initial Term, the Second Term or the Third Term, in which case this Agreement shall terminate upon the expiration of the Initial Term, the Second Term or the Third Term, as the case may be.

          (b) Upon default by Owner in the performance of any material term, condition or covenant contained in this Agreement, which default continues for a period of more than thirty (30) days after delivery by Operator to Owner of written notice thereof; provided however, that if the default is a default which, by its nature, cannot be cured within such thirty (30) day period, then this Agreement may not be terminated by Operator if Owner takes good faith action to remedy such default within such thirty (30) day period and thereafter diligently process such remedy until the default is cured. In the event that the default is non-payment by Owner of its monetary obligation to Operator hereunder, Operator may seek all available remedies to enforce payment to it of all obligations of Owner then due without terminating this Agreement.

     2.3  This Agreement may be terminated by Owner as follows:

          (a) Upon default by Operator in the performance of any material term, condition or covenant contained in this Agreement, which default continues for a period of more than thirty (30) days after delivery by Owner to Operator of written notice thereof; provided however, that if the default is a default which, by its nature, cannot be cured within such thirty (30) day period, then this Agreement may not be terminated by Owner if Operator takes good faith action to remedy such default within such thirty (30) day period and thereafter diligently process such remedy until the default is cured. In the event that the default is non-performance by Operator of its obligations to Owner hereunder, Owner may seek all available remedies to enforce performance to it of all obligations of Operator without terminating this Agreement.

          (b) If in any Year, the Average Facility Availability (as defined in Section 2.3(e) below) is less than 70%, then the Owner may deliver written notice to Operator of Owner's intention to terminate this Agreement, in which case this Agreement shall automatically terminate at the end of the calendar month which is nine full calendar months after the month in which Owner delivered the notice described in this Section 2.3(b) to Operator; provided, however, that this Agreement shall not be terminated and shall continue in full force and effect if the Average Facility Availability for the six full calendar months following the month in which Owner delivers the notice described in this
          Section 2.3(b) to Operator increases to 80% or more.

          (c) If during the four Year period ending on June 30, 2000, the cumulative Average Facility Availability from the Commencement Date through June 30, 2000 is less than 80%, then the Owner may deliver to Operator written notice of termination at any time prior to December 31, 2000, in which case this Agreement shall terminate at the end of the sixth calendar month after such notice is given to Operator by Owner.

          (d) At any time after June 30, 2000, Owner may deliver written notice to Operator of the termination of this Agreement, in which case this Agreement shall terminate at the end of the sixth calendar month after the end of the month in which such notice is delivered by Owner to Operator. In the event Owner terminates this Agreement pursuant to this Section 2.3(d), Owner shall be required to make a lump sum cash payment to Operator with respect to the Year in which such termination becomes effective equal to the sum of (i) the amount set forth in the table below, plus (ii) 50% of the positive balance of any Carry Forward Amount existing as of July 1 of the Year in which such termination becomes effective:

              Year in which
              Termination is Effective

                           Amount
              July 1, 2000 - June 30,
              2001
                                                   $1,200,000
              July 1, 2001 - June 30,
              2002
                                                    1,090,909
              July 1, 2002 - June 30,
              2003
                                                      981,818
              July 1, 2003 - June 30,
              2004
                                                      872,727
              July 1, 2004 - June 30,
              2005
                                                      763,636
              July 1, 2005 - June 30,
              2006
                                                      654,545
              July 1, 2006 - June 30,
              2007
                                                      545,455
              July 1, 2007 - June 30,
              2008
                                                      436,364
              July 1, 2008 - June 30,
              2011
                                                      327,272

          (e) For purposes of Section 2.3(b) and 2.3(c) above, Average Facility Availability shall mean, with respect to any period, the percentage equal to the fraction, the numerator of which is (x) the total number of kilowatt hours for which the Projects were available to operate during such period (determined by multiplying the nameplate rating of each of the generating units of each of the Projects times the number of hours such generating unit was available to operate during such period), and the denominator of which is the total number of kilowatt hours in the period (determined by multiplying the nameplate rating of each of the generating units of each of the Projects times the number of hours in such period), provided, however, that non-availability which is attributable to any one or more of the following events shall be disregarded in computing Average Facility Availability:

              (i) shut down of any generating unit in order to accomplish scheduled capital improvements which have been approved by Owner;

              (ii) shut down of any generating unit by Owner for economic reasons;

              (iii) force majeure events under any of the Power
              Purchase Agreements which relieve the utility of the obligation to purchase power thereunder;

              (iv) refusal or viability of any utility to accept and pay for power in accordance with any Power
              Purchase Agreement; or

              (v) non-availability as to which Owner is receiving offsetting payments under its business interruption insurance coverage.

     In determining Average Facility Availability under this
     Section 2.3(e), shutdown or other non-operation of any one or more otherwise operational generating units at any Project shall be disregarded to the extent that shutdown or non-operation of any of such units is attributable to low water flow at the Project.

                             SECTION 3
                         OPERATOR SERVICES

     3.1 The management services to be performed by Operator hereunder are limited to those services specified in Schedule 3.1(a) attached hereto and incorporated herein (the "Management Services"). The operation and maintenance services to be performed by Operator hereunder are limited to those services specified in Schedule 3.1.(b) attached hereto and incorporated herein (the "O&M Services"). The administration services to be performed by Operator hereunder are limited to those services specified in Schedule 3.1(c) attached hereto and incorporated herein (the "Administration Services"). (The Management Services, the O&M Services and the Administration Services are sometimes collectively referred to hereinafter as the "Scheduled Services".) In addition to the Scheduled Services, Operator shall perform additional services, including, but not limited to the additional services specified in Schedule 3.1(d) (the "Additional Services") attached hereto, in accordance with the procedures set forth in such Schedule.

     3.2  Operator shall appoint a representative (the
"Operator's Representative") who shall be responsible for maintaining communications with Owner. Operator's Representative shall respond in a timely manner to all Owner communications.

     3.3 Insurance. Operator shall provide broad form liability insurance and errors and omissions insurance in conformity with the terms and conditions set forth in Schedule 3.3. Operator's insurance policies shall name Owner as an additional insured and shall provide, so long as commercially available, at least 30 days written notice prior to cancellation, termination, alteration or material change of insurance. Operator shall provide Owner a copy of insurance certificates evidencing such insurance prior to the commencement of this Agreement.

     3.4  Operator represents to Owner that the Scheduled
Services represent all of the services (other than the Additional
Services)necessary to operate the Projects in the normal course, consistent with past practices employed by Operator when the Projects were owned by an affiliate of the Operator.

                             SECTION 4
                        OWNER'S OBLIGATIONS

     4.1 Owner shall provide Operator with all information concerning the Projects which Operator reasonably requests, including construction and equipment drawings, start up and testing procedures, equipment, parts and maintenance manuals, an overall plant operation and maintenance manual and all records relating to historical and current power generation, revenues and expenses to the extent such items exist and are available to Owner.

     4.2 Owner shall appoint a representative (the "Owner's Representative") who shall be responsible for maintaining communications with Operator. Owner's Representative shall respond in a timely manner to all Operator requests. Operator may rely on and act upon all communications from Owner's Representative.

     4.3 Owner has established separate bank accounts to be funded by Owner and used by Operator to provide for the ongoing expenses of the Projects, as follows:

          (i) Owner has established the Ridgewood Maine Hydro Partners, L.P. Operating Expense Account (Account No. 2017209259) at Fleet Bank in Ridgewood, New Jersey (the "Operating Expense Account") and has delivered to Operator checks and signature cards which authorize designated representatives of the Operator to draw on such account in accordance with the terms of this Agreement to (a) reimburse Operator for the labor costs incurred by the Operator in providing the O&M Services and (b) to make payments for parts, services and supplies supplied to or for the benefit of the Projects as part of the routine day-to-day operation of the Projects. Owner has funded the Operating Expense Account with an initial deposit of $175,000. Within five days before the end of each month, Operator shall provide Owner with a reconciliation of the amounts drawn by Operator from the Operating Expense Account and an itemized estimate of the total labor costs and routine operating expenses to be incurred by the Projects for the succeeding month. Within three days after receipt of such reconciliation and estimate, Owner shall make a deposit in the Operating Expense Account so that the balance of such account will be not less than 125% of the total amount set forth in the Operator's estimate. Owner acknowledges that the monthly deposit requirements for the Operating Expense Account may vary significantly over the course of the year depending on the operating parameters of the Projects.

          (ii) Owner has established the Ridgewood Maine Hydro Partners, L.P. Capital Expense Account (Account No. 2017209372) (the "Capital Expenditure Account") at Fleet Bank in Ridgewood, New Jersey and has delivered to Operator checks and signature cards which authorize designated representatives of Operator to draw on such account to pay for capital expenditures for the Projects which have been approved by the Owner. Owner confirms that it has approved the capital expenditures set forth in Schedule 4.3 attached hereto, and Owner has reserved the sum of $1 million to be available to fund such capital expenditures. Upon receipt from Operator of a detailed budget (including reasonable contingencies) supporting such approved capital expenditures in form reasonably satisfactory to Owner, Owner will fund the Capital Expenditures Account in an amount sufficient to cover the estimated costs of such capital expenditures. From time to time Operator may propose additional capital expenditure projects for approval by Owner. Upon any such approval (which approval may be evidenced by Owner's approval of an Annual Budget containing any such capital expenditure projects) and unless otherwise agreed, Owner shall be required to fund the estimated cost of such capital expenditures into the Capital Expenditure Account. Within 10 days after the end of each calendar month, Operator will furnish Owner with a reconciliation of the amounts, if any, drawn by Operator from the Capital Expenditure Account, a description of the work completed with respect to such capital expenditures and Operator's estimate of the work remaining and an update of the budget with respect thereto.

     4.4 Insurance. Owner shall provide property, business interruption and general liability insurance in conformity with the terms and conditions set forth in Schedule 4.4. Owner's insurance policies shall name Operator as an additional insured and shall provide, so long as commercially available, at least 30 days written notice prior to cancellation, termination, alteration or material change of insurance. Owner shall provide Operator a copy of insurance certificates evidencing such insurance prior to the commencement of this Agreement.

     4.5 Owner covenants that during the term of this Agreement and for a period of one year thereafter, neither Owner nor its subsidiaries, affiliates, officers, employees or agents shall induce, directly or indirectly, any individual who is employed by Operator or its subsidiaries or affiliates to become an employee of any of them without Operator's prior written consent, provided, however, that if this Agreement is terminated for any reason or otherwise expires by its terms, the restrictions set forth herein on Owner's ability to employ personnel of the Operator which previously have been involved with the operations of the Projects shall be limited to such personnel which Operator has determined to retain and assign to other duties, as set forth in a written notice delivered by Operator to Owner (i) within 90 days after any termination notice described in Section 2 above shall have been delivered or (ii) not less than 90 days before the expiration of this Agreement in accordance with its terms.

                             SECTION 5
                           COMPENSATION

     5.1 Owner shall pay Operator the following fees for the Scheduled Services:

          5.1.1 For performing the Management Services, Owner shall pay Operator the Management Fee in the amount of Two
Hundred Thirteen Thousand Seven Hundred Fifty Dollars
($213,750.00) per Year, subject to adjustment as set forth in Sections 5.6 and 5.7 below.

          5.1.2 For performing the Administration Services, Owner shall pay Operator the Administration Fee in the amount of Ninety-Three Thousand Seven Hundred Fifty Dollars ($93,750.00) per Year, subject to adjustments as set forth in Section 5.6 below.

          5.1.3 Owner shall reimburse Operator for all out-of-pocket expenses paid of incurred by Operator on behalf of Owner in performing the O&M Services, including all employee wages, costs and expenses. Employee wages shall be reimbursed, only for hours actually worked, at Operator's Standard Employee Rates, reduced by 15%. Operator shall not be entitled to a mark-up for overhead or profit on the out-of-pocket expenses incurred in performing the O&M Services. Operator's Standard Employee Rates shall be as set forth in Schedule 5.1.3, and as such Rates may be adjusted from time to time.

     5.2 For performance of the Additional Services provided in accordance with Schedule 3.1(d), Owner shall pay Operator the cost of such services, whether provided directly by Operator or by Operator's retained contractors or subcontractors, plus a markup for overhead and profit of 5% of costs of third party provided supplies and services, including Operator's retained contractors and subcontractors, and 10% of Operator's Standard Employee Rates set forth in Schedule 5.1.3 for services provided directly by Operator. Operator may also propose similar fee arrangements for proposed capital expenditures to be included in the Annual Budget, which proposals shall be subject to Owner's overall approval of the Annual Budget.

     5.3 In further consideration for performing the Scheduled and Additional Services, Operator shall be entitled to receive 50% of the annual aggregate net cash flow from the Projects in excess of $1,875,000.00 (the "Incentive Fee"), up to a maximum of $112,500.00 per annum (the "Annual Limit"); provided, however, that (i) in the event Operator would be entitled to receive additional Incentive Fees hereunder but for the Annual Limit or
(ii) the aggregate net cash flow from the Projects is less than $1,875,000 per Year, then the amount of such earned but unpaid Incentive Fees (or the reduction of Incentive Fees attributable to shortfalls in net cash flow) shall be carried forward (the "Carry Forward Amount") into subsequent years. The positive balance remaining after application of any such Carry Forward Amounts (after giving effect to operations of the Projects for such Year) shall be payable to Operator, subject to the continuing requirement that all amounts payable to the Operator with respect to the Incentive Fee, whether earned in such Year or payable as a result of any Carry Forward Amount, shall be subject to the Annual Limit. The Carry Forward Amount shall be adjusted in each year to reflect the results of operations for such year and any payments made to Operator with respect to the Incentive Fee (whether out of the Carry Forward Amounts or otherwise). See
Schedule 5.3 for sample calculations of the Incentive Fee. For purposes of calculating the Incentive Fee, "net cash flow" shall mean all revenues received by Owner from the Projects, reduced by
(a) expenses and fees paid under the terms of this Agreement, (b) other direct Project expenses and (c) costs, if any, of Owner provided insurance, but not reduced by (x) capital expenditures in an amount in excess of that recommended by Operator in the Annual Budget, (y) the Incentive Fee or (z) taxes other than franchise or property or similar taxes.

     5.4 Operator will charge Owner and Owner will pay Operator for all vehicle use, including round trip travel from Operator's base of operations to the Project sites, at the rates set forth in Schedule 5.4 attached hereto, as such rates may be adjusted from time to time. Costs for any vehicles not specified on
Schedule 5.4 shall be as agreed upon by Owner and Operator.

     5.5 The Management Fee and Administration Fee shall be paid in advance in 12 equal installments on the first of each month. Fees for performing O&M Services and Additional Services shall be paid to Operator once a month in arrears from funds provided by Owner pursuant to Section 4.3. The Incentive Fee shall be paid in a lump sum to Operator once a year within thirty (30) days of the end of each Year. In addition, there shall be a one time payment upon execution of this Agreement calculated in accordance with the formula set forth in Schedule 5.5.

     5.6 On each anniversary of the Commencement Date, the Management Fee and the Administrative Fee will be increased by a percentage increase equal to the percentage increase of the Consumer Price Index for All Urban Consumers ("CPI").

     5.7 If at any time, the Owner determines to shut down, curtail or discontinue the operations of any one or more of the Projects because Owner reasonably determines that actual and/or projected revenues from such Project will not be sufficient to cover the operating expenses of the Project (including capital expenditures which may be advisable or required), then the Management Fee described in Section 5.1.1 above, as escalated pursuant to Section 5.6 above, shall be adjusted as of the beginning of each Year following the Year in which any such shutdown, curtailment or discontinuance shall occur by multiplying the total amount of such Management Fee (as escalated) by the total amount of the percentages set forth on Schedule A which are attributable to all Projects which remain in operation as of the beginning of such Year; provided, however, that no reduction shall be made in the Management Fee under this
Section 5.7 (i) for any Year ending on or before the end of the First Term and (ii) unless the cumulative cash distributions made to Owner with respect to all prior Years are less than the amount determined by multiplying (x) the number of all complete Years, by (y) $1,734,375. The provisions of this Section 5.7 shall not apply to any shutdown, curtailment or discontinuance of operations of any Project as a result of any voluntary sale or termination by Owner of any Power Purchase Agreement or Project.

                             SECTION 6
                          INDEMNIFICATION

     6.1  Owner shall defend, indemnify and save harmless
Operator from and against any and all liabilities, damages, expenses, fees, penalties, actions, proceedings, costs, claims or judgments directly resulting from the negligence or willful misconduct of Owner, its agents or employees.

     6.2  Operator shall defend, indemnify and save harmless
Owner from and against any and all liabilities, damages, expenses, fees, penalties, actions, proceedings, costs, claims or judgments directly resulting from the negligence or willful misconduct of Operator, its agents or employees.

                             SECTION 7
                           FORCE MAJEURE

     7.1 Neither party shall be liable to the other, nor be in breach of the Agreement, by reason of any failure to perform or delay in performance of any kind or duration which is due to any cause beyond either party's reasonable control, including without limitation: labor dispute, lockout, work slow down or strike; act of God; fire; flood; earthquake; volcanic activity; hurricane; unusually severe weather conditions; epidemic; quarantine restriction, act of civil or military authority, war; political strife, embargo, delay in manufacture or transportation; fuel or material shortage; compliance with any regulation or directive of any national, state or local government, or any department or agency thereof; act of any third party; or any other similar cause beyond the control of the responsible party.


                             SECTION 8
                           MISCELLANEOUS

     8.1 In the event of the failure or refusal of either party to perform any of its obligations hereunder, the other party shall be entitled to all available remedies at law or in equity.

     8.2 This Agreement constitutes the entire agreement between the parties on the subject matter hereof, and may not be altered or amended except by an instrument in writing signed by both parties.

     8.3 No waiver by either party of any term or condition of this Agreement shall be binding unless in writing and signed by the party against whom the same is sought to be enforced, nor shall any such waiver, if given, be deemed a continuing waiver.

     8.4 All questions relating to the validity, construction, performance and enforcement of this Agreement shall be governed by the laws of the State of Maine and all actions by either party against the other shall commence in such state.

     8.5 All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of such service if served personally or via fax on the party on whom the notice is given, or on the fifth day after mailing if mailed to the party to whom the notice is to be given by first class mail, registered or certified, postage prepaid and properly addressed as follows:

     If to the Owner, then the following address:

     c/o Ridgewood Power Corporation
     947 Linwood Avenue
     Ridgewood, NJ  07450
     Attn:  President
     (201) 447-9000
     (201) 447-0474 (fax)
     If to Operator, then to the following address:

     CHI Operations, Inc.
     Andover Business Park
     200 Bullfinch Drive
     Andover, MA  01810
     Attn:  Daniel S. Pease
     (508) 681-1900
     (508) 681-7727 (fax)

     and a copy to:

     Consolidated Hydro, Inc.
     Stamford Towers
     680 Washington Boulevard, 5th Floor
     Stamford, CT  06901
     Attn:  Edward M. Stern
     (203) 425-8850
     (203) 425-8880 (fax)

     Either party may change its address by giving the other party written notice of the new address in the manner set forth above.

     8.6 Neither party may assign its rights and obligations under this Agreement, without the express prior written consent of the other party hereto. However, Operator may assign this Agreement to its affiliates or subsidiaries without the prior written consent of the other party.

     8.7 This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective representatives, successors and assigns.

     8.8 Arbitration. If a dispute should arise between the parties with respect to this Agreement, the parties shall attempt to settle the dispute by negotiation. If the parties are unable to resolve the dispute within ten (10) days of receipt of written notice of the existence of the dispute, either party may demand that the dispute be resolved through mediation in accordance with the rules established by the American Arbitration Association.
If mediation does not result in the resolution of such dispute within 30 days, such dispute shall be subject to and decided by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association currently in effect unless the parties mutually agree otherwise, except that nothing herein shall prevent either party from pursuing equitable remedies, including interim relief in any court of competent jurisdiction. A demand for arbitration shall be made within a reasonable time after the claim but in no event after the date when institution of legal or equitable proceedings based on such claim would be barred by the applicable statute of limitations. Such arbitration shall take place in the City of Portland, Maine and be resolved by a single arbitrator selected in accordance with the Commercial Rules of the American Arbitration Association. Reasonable discovery shall be allowed in such arbitration. The award rendered by the arbitrator shall be final, and judgment may be entered upon it in accordance with the applicable law in any court having jurisdiction thereof.



     IN WITNESS WHEREOF, the parties have executed this Operation, Maintenance and Administration Agreement the day and year first above written.

                              OWNER:  Ridgewood Maine Hydro
                                     Partners, L.P.

                              By:_____________________________
                              Its:


                              OPERATOR:  CHI Operations, Inc.

                              By:_____________________________
                              Its:

                              PARENT:  Consolidated Hydro, Inc.

                              By:_____________________________
                              Its:

EVENFOOTER:


ODDFOOTER:



                          SCHEDULE 5.3

               Sample Incentive Fee Calculations


         Year 1 Year 2 Year 3  Year 4 Year 5  Year 6   Total
Annual Net
  Cash
  Flow       2,625,000  1,500,000  2,100,000  1,500,000  1,500,000
  2,650,000  11,875,000
Target Net
  Cash
  Flow1,875,0001,875,0001,875,0001,875,0001,875,0001,875,000
11,250,000
Excess
  (Deficit)
  Net Cash
  Flow  750,000(375,000)225,000(375,000)(375,000)775,000
625,000
Incentive
  Fee
  Factor   x .50    x .50    x .50    x .50    x .50    x .50
     x .50
Incentive
  Fee
  Pool for
  Year  375,000(187,500)112,500(187,500)(187,500)387,500
312,500
Carry
  Forward
  Amount
  from
  Prior Year       0  262,500        0        0(187,500)
 (375,000)
Total
  Incentive
  Fee Pool375,00075,000112,500(187.500)(375,000)12,500
312,500
Incentive
  Fee
  Payable(112,500) (75,000)(112,500)        0        0
  (12,500)  (312,500)
Carry
  Forward
  Amount262,500      0      0(187,500)(375,000)    0       0

